Carolina Trust Bank 8-K12G3

Exhibit 99.10

FEDERAL DEPOSIT INSURANCE CORPORATION

 Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest date reported): July 27, 2016

FDIC Certificate No. 57206

Carolina Trust Bank

North Carolina	56-2197865
(State of incorporation)	(I.R.S. Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina 28092
(Address of principal executive offices) (Zip Code)

Issuer's telephone number: (704) 735-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

On July 27, 2016, Carolina Trust Bank (the “Bank”) issued a news release to furnish its financial results for the three month and six month periods ended June 30, 2016. The Bank’s news release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Press release dated July 27, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carolina Trust Bank

By:	/s/ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

Date: July 28, 2016

Exhibit 99.1

News Release

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust Bank
(704) 735-1104

Carolina Trust Bank Reports Second Quarter 2016

Diluted Earnings per Share of $0.08

LINCOLNTON, N.C., July 27, 2016 (GLOBE NEWSWIRE) -- Carolina Trust Bank (NASDAQ - CART) announced today its financial results for the second quarter that ended June 30, 2016 (“2Q 2016”). The Bank earned net income of $457,000 in 2Q 2016 as compared to $361,000 for the same period in 2015 (“2Q 2015”), representing a 27%, or $96,000, increase in net income between the comparative quarters. The Bank’s net income for 2Q 2016 was also a 10% improvement over the $417,000 in net income previously reported for the quarter ended March 31, 2016 (the “linked quarter”). After deducting the preferred stock dividends, net income available to common stockholders in 2Q 2016 was $399,000, a 32% increase over the 2Q 2015 figure, $302,000, and 11% over the linked quarter figure, $358,000. Diluted earnings per share for the 2Q 2016 were $0.08, as compared to $0.06 for the same period last year. Annualized return on average total assets was 0.49%, and annualized return on average common shareholder’s equity was 5.57% for 2Q 2016. The 2Q 2016 annualized return average assets was higher than both 2Q 2015 and the linked quarter at 0.46% and 0.48%, respectively. Similarly, the 2Q 2016 annualized return on average common equity of 5.57% was higher than both 2Q 2015 at 4.34% and the linked quarter at 5.08%.

The earnings increase over 2Q 2015 was driven primarily by loan growth. Average loans for the 2Q 2016 of approximately $295 million were 11% higher than average loans for 2Q 2015 of approximately $265 million. The growth in average loans from 2Q 2015 to 2Q 2016 generated additional net interest income of $308,000, that was offset by noninterest expense growth of $221,000. Noninterest income was $19,000 greater in 2Q 2016 than in 2Q 2015 due to the increase in deposit accounts.

While net interest income decreased by $10,000 as compared to the linked quarter, favorable changes in noninterest expenses ($137,000 decrease) and noninterest income ($26,000 increase) resulted in pre-tax income growth.

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Jerry L. Ocheltree, President and Chief Executive Officer stated, “Our second quarter of 2016 was marked by increases in both earnings and core deposits. We promoted our money market accounts and continued developing commercial relationships that contributed to our growth in noninterest checking accounts. In spite of several large loans paying off, we were able to generate new loan activity, which altogether resulted in 1.5% decline in loans outstanding. We continue to see a steady pipeline of loans in our markets, especially in Hickory, Gastonia, and Mooresville.”

“At our annual meeting in May, shareholders approved the proposal to reorganize the bank into a bank holding company ownership structure. We plan to make the reorganization effective in mid-August. Our customers will still be doing business with Carolina Trust Bank as they always have. Our common stock shareholders will own stock in Carolina Trust BancShares, Inc., which, following completion of the reorganization, will be our new bank holding company that will own all of the common stock of Carolina Trust Bank. The benefits of this reorganization include more flexibility in raising regulatory capital and better visibility of our annual, quarterly, and periodic reports filed under the Securities Exchange Act. Currently we file such reports as well as other disclosure documents in hard copy form with the FDIC. On the effective date of the reorganization, we will begin filing these documents electronically with the SEC using their EDGAR system which is readily available to anyone at www.sec.gov.”

Set forth below are certain selected financial items for the quarter ended June 30, 2016:

●	Pre-tax earnings of $723,000, an increase of $106,000 or 17.2% compared to 2Q 2015.
●	Increase in net interest income of $308,000 or 10.0% as compared to 2Q 2015.
●	Decrease in loans of $4.6 million (“mm”) or 6.2%, annualized, during 2Q 2016.
●	Increase in deposits of $2.7 mm or 3.4%, annualized, during 2Q 2016.
●	Total nonperforming assets (“NPAs”) decreased $927,000 from $3,900,000 at March 31, 2016 to $2,973,000 at June 30, 2016. This resulted in a 25 basis point (“bp”) reduction in the Bank’s NPAs as a percentage of total assets, from 1.05% at March 31, 2016 to 0.80% at June 30, 2016.
●	The Bank’s Allowance for Loan and Lease Losses (“ALLL”) to total loans increased 3 bp from 1.18% at March 31, 2016 to 1.21% at June 30, 2016. This slight increase resulted from a combination of the decrease in loans outstanding and a $21,000 increase in the allowance for loans evaluated individually for impairment. There was virtually no change in the allowance for loans evaluated collectively for impairment. Classified loans were up by $566,000 during 2Q 2016, while non-performing loans were down by $361,000 during the period.
●	The classified asset ratio at June 30, 2016 was 22%.

Classified asset ratio	=	[classified loans and other real estate]
[tier 1 capital and allowance for loan losses]
Classified loans	=	loans that are risk-graded as substandard, doubtful or loss

CAPITAL LEVELS

Capital for the Bank exceeded “well-capitalized” requirements for each of the four primary capital levels monitored by state and federal regulators. As of June 30, 2016, the common equity tier 1 capital ratio was 9.18%; the tier 1 capital ratio was 9.83%; the total capital ratio was 11.00%; and the tier 1 leverage ratio was 8.03%.

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NET INTEREST INCOME IMPROVES YEAR OVER YEAR

Net interest income was $3,379,000 in 2Q 2016, up from $3,071,000 in 2Q 2015 and down slightly from $3,389,000 in the linked quarter. The Bank’s net interest margin (“NIM”) for 2Q 2016 was 3.83%, down 35 basis points from 4.18% reported for the same period last year. The margin compression was due primarily to the increase in lower yielding overnight funds, as part of a strategy to add liquidity in early 2016. Compared to the linked quarter, NIM decreased by 28 bp, which was due mostly to the increase in overnight funds and secondarily to the decreasing yield on investment securities. Securities that were called during the last two quarters were replaced by lower yielding securities.

NONINTEREST INCOME

For 2Q 2016, noninterest income was $312,000, a $19,000 increase or 6.5% when compared to 2Q 2015. The Bank experienced increases in card interchange fees and overdraft fee income.

●	The ratio of noninterest income to average assets was 0.34%, annualized, as compared to 0.37% a year ago and 0.33% in the linked quarter.

NONINTEREST EXPENSE

Noninterest expense for 2Q 2016 totaled $2,968,000, up $221,000 or 8.0% as compared to the $2,747,000 recorded for 2Q 2015. Specific expense items to note for 2Q 2016 are as follows:

●	Compensation expenses increased $90,000 (5.6%) in comparison to 2Q 2015 as the result of equity and merit increases for all employees, new production oriented positions which contributed to the loan growth over the past twelve months. As a result of the increased number of employees, the Bank also saw increases in performance bonuses, health insurance and 401(K) expense.
●	Occupancy expenses were nearly flat at $210,000, increasing by only $1,000.
●	Data processing expenses increased $12,000 or 7.8% due to increased customer transactions across all business lines.
●	Professional fees increased $41,000 or 69.5% primarily due to accounting and legal services.
●	The ratio of noninterest expenses to average assets was 3.20%, as compared to 3.48% a year ago and to 3.57% in the linked quarter.

About Carolina Trust Bank

Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C., operating nine full service branches in Lincoln, Catawba, Gaston and Rutherford Counties in western North Carolina and a loan production office in Mooresville, N.C.

Forward-Looking Statement: This news release contains forward-looking statements. Words such as “anticipates,” “ believes,” “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: Bank management could determine to abandon the holding company formation; changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principles, policies or guidelines; and the impact of

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competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Carolina Trust Bank undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Carolina Trust Bank

Selected Financial Highlights

Dollars in thousands, except per share data

	Unaudited 6/30/16	Unaudited 3/31/16	(a) 12/31/15	Unaudited 9/30/15	Unaudited 6/30/15
Balance Sheet Data:
Total Assets	$373,955	$372,746	$334,049	$332,359	$333,414
Total Deposits	323,418	320,689	284,794	285,385	276,183
Total Loans	293,157	297,746	292,362	286,469	278,305
Reserve for Loan Loss	3,541	3,521	3,723	3,825	3,886
Total Stockholders’ Equity	31,768	31,043	30,464	30,548	30,111

Comparative Income Statements

For the Three Months Ended

	Unaudited 6/30/16	Unaudited 6/30/15	Variance $	Variance %
Income and Per Share Data:
Interest Income	$4,083	$3,647	$436	12.0%
Interest Expense	704	576	128	22.2%
Net Interest Income	3,379	3,071	308	10.0%
Provision for (recovery of) Loan Loss	0	0	0	NM
Net Interest Income After Provision	3,379	3,071	308	10.0%
Non-interest income	312	293	19	6.5%
Non-interest expense	2,968	2,747	221	8.0%
Income Before Taxes	723	617	106	17.2%
Income Tax Expense	266	256	10	3.9%
Net Income	457	361	96	26.6%
Preferred Stock Dividend	58	59	(1)	-1.7%
Net Income Available to Common Shareholders	$399	$302	$117	32.1%

Net Income Per Common Share:
Basic	$0.09	$0.07
Diluted	$0.08	$0.06
Average Common Shares Outstanding:
Basic	4,649,558	4,645,963
Diluted	4,696,133	4,685,122

(a)	Note: Derived from audited financial statements

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Carolina Trust Bank

Comparative Income Statements

For the six months ended

Dollars in thousands, except per share data

	Unaudited 6/30/16	Unaudited 6/30/15	Variance $	Variance %
Income and Per Share Data:
Interest Income	$8,110	$7,058	$1,052	14.9%
Interest Expense	1,342	1,111	231	20.8%
Net Interest Income	6,768	5,947	821	13.8%
Provision for (recovery of) Loan Loss	(80)	0	(80)	NM
Net Interest Income After Provision	6,848	5,947	901	15.2%
Non-interest income	598	522	76	14.6%
Non-interest expense	6,073	5,552	521	9.4%
Income Before Taxes	1,373	917	456	49.7%
Income Tax Expense	499	381	118	31.0%
Net Income	874	536	338	63.1%
Preferred Stock Dividend	117	117	0	0%
Net Income Available to Common Shareholders	$757	$419	$338	80.7%

Net Income Per Common Share:
Basic	$0.16	$0.09
Diluted	$0.16	$0.09
Average Common Shares Outstanding:
Basic	4,649,558	4,644,821
Diluted	4,695,622	4,736,865

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Carolina Trust Bank

Quarterly Income Statement

Dollars in thousands, except per share data

	For the three months ended:
Income and Per Share Data:	Unaudited 6/30/16	Unaudited 3/31/16	Unaudited 12/31/15	Unaudited 9/30/15	Unaudited 6/30/15
Interest Income	$4,083	$4,027	$3,956	$3,891	$3,647
Interest Expense	704	638	601	599	576
Net Interest Income	3,379	3,389	3,355	3,292	3,071
Provision for (recovery of) Loan Loss	—	(80)	(100)	(170)	—
Net Interest Income After Provision	3,379	3,469	3,455	3,462	3,071
Non-interest income	312	286	304	284	293
Non-interest expense	2,968	3,105	3,352	2,848	2,747
Income Before Taxes	723	650	407	898	617
Income Tax Expense	266	233	316	467	256
Net Income	457	417	91	431	361
Preferred Stock Dividend	58	59	58	59	59
Net Income Available to Common Shareholders	$399	$358	$33	$372	$302

Net Income Per Common Share:
Basic	$0.09	$0.08	$0.01	$0.08	$0.07
Diluted	$0.08	$0.08	$0.01	$0.08	$0.06
Average Common Shares Outstanding:
Basic	4,649,558	4,649,558	4,645,997	4,645,975	4,645,963
Diluted	4,696,133	4,697,539	4,692,203	4,721,188	4,685,122

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Carolina Trust Bank

Selected Financial Highlights

Dollars in thousands, except per share data

	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Capital Ratios:
Common equity tier 1 capital ratio	9.19%	8.59%	8.67%	8.63%	7.77%
Tier 1 capital ratio	9.83%	9.16%	9.10%	8.74%	8.62%
Total capital ratio	11.01%	10.29%	10.30%	10.00%	9.88%
Tier 1 leverage ratio	8.03%	8.27%	8.48%	8.09%	8.28%

Tangible Common Equity (b)	$29,043	$28,304	$27,710	$27,778	$27,324
Common Shares Outstanding	4,649,558	4,649,558	4,646,225	4,645,975	4,645,975
Book Value per Common Share	$6.28	$6.12	$6.00	$6.02	$5.93
Tangible Book Value per Common Share (b)	$6.25	$6.09	$5.96	$5.98	$5.88
Performance Ratios (annualized):
Return on Average Assets	0.49%	0.48%	0.11%	0.51%	0.46%
Return on Average Common Equity	5.57%	5.08%	0.50%	5.27%	4.34%
Net Interest Margin	3.83%	4.11%	4.24%	4.17%	4.18%

Asset Quality:
Delinquent Loans (30-89 days accruing interest)	$1,449	$588	$1,141	$2,667	$2,119

Delinquent Loans (90 days or more and accruing)	$0	$0	$117	$115	$114
Non-accrual Loans	$1,739	$2,100	$2,047	$1,964	$3,221
OREO and repossessed property	$1,234	$1,800	$1,994	$2,168	$2,331
Total Nonperforming Assets	$2,973	$3,900	$4,158	$4,247	$5,666

Restructured Loans	$4,736	$4,807	$4,853	$4,788	$4,338

Nonperforming Assets / Total Assets	0.80%	1.05%	1.24%	1.28%	1.70%
Nonperforming Assets / Equity Capital & ALLL	8.42%	11.28%	12.16%	12.36%	16.67%
Allowance for Loan Losses / Nonperforming Assets	119.11%	90.28%	89.55%	90.06%	68.58%
Allowance for Loan Losses / Total Loans	1.21%	1.18%	1.27%	1.34%	1.40%
Net Loan Charge-offs (recoveries)	$(20)	$122	$1	$(108)	$68
Net Loan Charge-offs (recoveries) / Average Loans (%)	(0.03%)	0.17%	0.00%	(0.04%)	0.03%

Note: Financial information is unaudited.

(b) Note

Reconciliation of non-GAAP to GAAP:

	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15

Stockholders’ equity (GAAP)	$31,768	$31,043	$30,464	$30,548	$30,111
Less: Preferred stock	2,580	2,580	2,580	2,580	2,580
Less: Core deposit intangible	145	159	174	189	207
Tangible Common Equity (non-GAAP)	29,043	28,304	27,710	27,779	27,324
Common shares outstanding	4,649,558	4,649,558	4,646,225	4,645,975	4,645,975
Tangible Book Value per Common Share (non-GAAP)	$6.25	$6.09	$5.96	$5.98	$5.88

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